Exhibit 10.33

SECOND AMENDMENT TO EARTHLINK PARTNER AGREEMENT

This Second Amendment to EarthLink Partner Agreement is made this 19th day of March, 2004 to the EarthLink Partner Agreement (as amended, the “Agreement”) dated March 20, 2003, by and between EarthLink, Inc., a Delaware corporation, and CallWave, Inc., a California corporation, as mended on January 6, 2004. All capitalized terms defined in the Agreement and used herein shall have the same defined meanings in this Second Amendment.

WHEREAS, the parties wish to make various changes to the Agreement and to extend the Term of the Agreement.

NOW, THEREFORE, in consideration of the mutual agreement herein, the parties agree as follows:

1.	Section 1(e) shall be deleted in its entirety and replaced with the following:

“Co-Branded Services” means the version of the Partner Services created, provided and maintained by Partner for EarthLink which shall be called EarthLink Internet Call Waiting and shall include attribution for CallWave as follows: “Powered by CallWave”. Notwithstanding the foregoing, the parties agree that EarthLink is not obligated to include the “Powered by CallWave” attribution in any marketing, advertising or other promotional materials.

2.	Section 3.2 shall be deleted in its entirety and replaced with the following:

3.2 Consideration. [*]

[*]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[*]

3.	Section 9.1 shall be deleted in its entirety and replaced with the following:

Term. The term of this Agreement will begin on the Effective Date and will run for twenty-four (24) months from the Effective Date (collectively with any Renewal Terms and the Transition Period, if any, the “Term”). The Agreement shall renew for successive thirty (30) calendar day

[*]	Confidential treatment has been requested for the bracketed portions. The Confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

periods (“Renewal Terms”) unless a Party gives written notice of non-renewal of the original Term at least sixty (60) calendar days prior to the end of the original Term and at least thirty (30) calendar days prior to the end of any Renewal Term.

4.	Except as specifically provided herein, the Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have entered into this as of the day and year first set forth above.

EarthLink, Inc.	CallWave, Inc.

By:	By:	/s/ JASON SPIEVAK

Name:	Name:	JASON SPIEVAK

Title:	Title:	CFO

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